Exhibit 16.1

Simon & Edward, LLP
Certified Public Accountants & Consultants
A PCAOB Registered CPA Firm
17700 Castleton Street, Suite 200
City of Industry, CA 91748
U.S.A.
Tel: +1 626 854 6500
Fax: +1 626 854 6505

September 29, 2008

Securities and Exchange Commission
100 F. Street, N.E.
Washington, DC 20549

Gentlemen:

We have read the statements made by Omphalos, Corp. (the “Company”) pursuant to Item 4.01(a) of Form 8-K/A, dated April 23, 2007, to be filed by the Company. We agree with the statements concerning our firm contained in Item 401(a) of such Form 8-K/A.

Very truly yours,

/s/ Simon & Edward, LLP
Simon & Edward, LLP